UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 4, 2009
SCM Microsystems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-29440	77-0444317

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Oskar-Messter-Str. 13, Ismaning, Germany,	85737

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: +49 89 95 95 5000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements
Statements and other information included in or incorporated into this Current Report on Form 8-K/A that are not historical facts, including certain estimates and assumptions used by SCM Microsystems, Inc.’s (“SCM” or the “Company”) management, may constitute forward-looking statements. Forward-looking statements are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results and events to differ materially. For a discussion of further risks and uncertainties related to the Company’s business, please refer to our public company reports and the Risk Factors enumerated therein, including our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission on March 31, 2009. The Company undertakes no duty to update any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statements are based.
Item 2.01 Completion of Acquisition or Disposition of Assets
On May 4, 2009, the Company filed a Current Report on Form 8-K (the “Initial Form 8-K) reporting the completion of its acquisition of Hirsch Electronics Corporation (“Hirsch”). This Current Report on Form 8-K/A amends and supplements the Initial Form 8-K to include pro forma financial information required by Item 9.01(b) of Form 8-K. The information previously reported in the Initial Form 8-K is hereby incorporated by reference into this Current Report on Form 8-K/A.
Item 9.01 Financial Statements and Exhibits.
     (b) Pro Forma Financial Information.
     Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2008 and Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2008, are hereby filed as Exhibit 99.1 to this amended Current Report on Form 8-K/A.
     (d) Exhibits.

Number	Description

99.1	Unaudited Pro Forma Condensed Combined Financial Information for SCM Microsystems, Inc. and Hirsch Electronics Corporation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCM Microsystems, Inc.
May 12, 2009	By:	/s/ Stephan Rohaly
Stephan Rohaly
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Unaudited Pro Forma Condensed Combined Financial Information for SCM Microsystems, Inc. and Hirsch Electronics Corporation